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                                                                    EXHIBIT 99.3

                                     FORM OF
               INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY
                 TRUST COMPANY PARTICIPANT FROM BENEFICIAL OWNER

                                       For
                                 aaiPharma Inc.
                              Offer to Exchange its
                 11% Senior Subordinated Exchange Notes due 2010
               that have been registered under the Securities Act
                       for any and all of its outstanding
                     11% Senior Subordinated Notes due 2010
                   that were issued and sold in a transaction
                       exempt from registration under the
                       Securities Act of 1933, as amended

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON MONDAY, AUGUST 5, 2002, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To Registered Holder and/or Depository Trust Company Participant:

         The undersigned hereby acknowledges receipt of the Prospectus dated July 1, 2002 (the "Prospectus") of aaiPharma Inc., a Delaware corporation
(the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 11% Senior Subordinated Exchange Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 11% Senior Subordinated Notes due 2010 (the "Original Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

         The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $                of the 11% Senior Subordinated Notes due 2010.
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         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

         [ ] To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING DEBT TO BE TENDERED (IF LESS THAN ALL)):
                  $
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         [ ]      NOT to TENDER any Original Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of Exchange Notes to be received in the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such Exchange Notes. The Company may require the undersigned, as a condition to the undersigned's


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eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Original Notes to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                    SIGN HERE

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                           Name of beneficial owner(s)

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                                    Signature

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                             Name(s) (please print)

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                                    (Address)

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                               (Telephone Number)

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               (Taxpayer Identification or Social Security Number)

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                                      Date

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